SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Wachovia Corporation	Wachovia Capital Trust III

(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

North Carolina	Delaware

(State of Incorporation or Organization)	(State of Incorporation or Organization)

56-0898180	20-6807767

(IRS Employer Identification No.)	(IRS Employer Identification No.)

One Wachovia Center Charlotte, North Carolina (Address of principal executive offices)	c/o Wachovia Corporation One Wachovia Center Charlotte, North Carolina (Address of principal executive offices)

28288-0013	28288-0013

(Zip Code)	(Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-131237 and 333-131237-01

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

5.80% Fixed-to Floating Rate Normal Wachovia Income Trust Securities of Wachovia Capital Trust III	New York Stock Exchange
     Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
     Wachovia Capital Trust III (the “Trust”) hereby incorporates by reference the description of its 5.80% Fixed-to Floating Rate Normal Wachovia Income Trust Securities (the “Normal WITS”) to be registered hereunder contained under “Description of the WITS” in the prospectus dated January 25, 2006 filed with the Commission on January 27, 2006 in connection with its automatic shelf registration statement on Form S-3 (File Nos. 333-131237 and 333-131237-01) (the “Registration Statement”) filed on January 24, 2006. The Normal WITS are fully and unconditionally guaranteed by Wachovia Corporation, as described in the Registration Statement.
Item 2. Exhibits.

4.1	Certificate of Trust of Wachovia Capital Trust III (incorporated by reference to Exhibit 4.3 of the Registration Statement)
4.2	Trust Agreement of Wachovia Capital Trust III (incorporated by reference to Exhibit 4.4 of the Registration Statement)
4.3	Form of Base Indenture between Wachovia and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Registration Statement)
4.4	First Supplemental Indenture between Wachovia and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 of the Report on Form 8-K of Wachovia Corporation dated February 1, 2006)
4.5	Form of Amended and Restated Trust Agreement of Wachovia Capital Trust III (incorporated by reference to Exhibit 4.5 of the Registration Statement)
4.6	Form of Normal WITS Certificate (incorporated by reference to Exhibit 4.11 of the Registration Statement)
4.7	Stock Purchase Contract Agreement between Wachovia and Wachovia Capital Trust III, acting through U.S. Bank National Association, as Property Trustee (incorporated by reference to Exhibit 4.3 of the Report on Form 8-K of Wachovia Corporation dated February 1, 2006)
4.8	Form of Guarantee Agreement by and between Wachovia Corporation, as Guarantor and U.S. Bank National Association, as Guarantee Trustee (incorporated by reference to Exhibit 4.7 of the Registration Statement)
4.9	Articles of Amendment of Wachovia Corporation with respect to Series I, Class A Preferred Stock dated January 30, 2006 (incorporated by reference to Exhibit 4.1 of the Report on Form 8-K of Wachovia Corporation dated February 1, 2006)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WACHOVIA CORPORATION
By:	/s/ Ross E. Jeffries, Jr.
	Name:	Ross E. Jeffries, Jr.
	Title:	Senior Vice President

WACHOVIA CAPITAL TRUST III
By:	/s/ Thomas J. Wurtz
	Name:	Thomas J. Wurtz
	Title:	Administrative Trustee

Dated: February 1, 2006

EXHIBIT INDEX

4.1	Certificate of Trust of Wachovia Capital Trust III (incorporated by reference to Exhibit 4.3 of the Registration Statement)
4.2	Trust Agreement of Wachovia Capital Trust III (incorporated by reference to Exhibit 4.4 of the Registration Statement)
4.3	Form of Base Indenture between Wachovia and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Registration Statement)
4.4	First Supplemental Indenture between Wachovia and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 of the Report on Form 8-K of Wachovia Corporation dated February 1, 2006)
4.5	Form of Amended and Restated Trust Agreement of Wachovia Capital Trust III (incorporated by reference to Exhibit 4.5 of the Registration Statement)
4.6	Form of Normal WITS Certificate (incorporated by reference to Exhibit 4.11 of the Registration Statement)
4.7	Stock Purchase Contract Agreement between Wachovia and Wachovia Capital Trust III, acting through U.S. Bank National Association, as Property Trustee (incorporated by reference to Exhibit 4.3 of the Report on Form 8-K of Wachovia Corporation dated February 1, 2006)
4.8	Form of Guarantee Agreement by and between Wachovia Corporation, as Guarantor and U.S. Bank National Association, as Guarantee Trustee (incorporated by reference to Exhibit 4.7 of the Registration Statement)
4.9	Articles of Amendment of Wachovia Corporation with respect to Series I, Class A Preferred Stock dated January 30, 2006 (incorporated by reference to Exhibit 4.1 of the Report on Form 8-K of Wachovia Corporation dated February 1, 2006)

4